UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

CALUMET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42172	36-5098520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1060 N. Capital Avenue

Suite 6-401

Indianapolis, Indiana 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2026, Calumet, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). At the 2026 Annual Meeting, the Company’s stockholders voted on three proposals as described below.

Proposal No. 1 - Election of Class II Directors

The Company’s stockholders elected the three Class II director nominees listed below as directors of the Company, each to serve until the Company’s 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The voting results were as follows:

Nominees	For	Withhold	Broker Non-Votes
Todd Borgmann	51,089,604	365,403	19,926,638
Daniel J. Sajkowski	50,332,470	1,122,537	19,926,638
Bradford T. Sanders	51,130,433	324,574	19,926,638

Proposal No. 2 - Advisory Vote to Approve Executive Compensation

The Company’s stockholders approved, on a non-binding, advisory basis, the Company’s executive compensation. The voting results were as follows:

For:	50,222,235
Against:	956,685
Abstain:	276,087
Broker Non-Votes:	19,926,638

Proposal No. 3 - Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The voting results were as follows:

For:	70,973,872
Against:	194,987
Abstain:	212,786

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET, INC.

Date: June 3, 2026	By:	/s/ David Lunin
	Name:	David Lunin
	Title:	Executive Vice President and Chief Financial Officer